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                      FORM OF CONSTRUCTION LOAN AGREEMENT












                          CONSTRUCTION LOAN AGREEMENT

                                    BETWEEN

                  _____________________________, AS BORROWER

                                      AND

              ELDERTRUST OPERATING LIMITED PARTNERSHIP, AS LENDER


                                _________, 1998

                      --------------------------------- ,
               _________________ County, ______________________

                        $------------------------------





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                                TABLE OF CONTENTS
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                                                                                                   Page
1.
      DEFINITIONS....................................................................................1
    1.2. Agreement...................................................................................1
    1.3. Architect...................................................................................1
    1.4. Architect's Agreement.......................................................................1
    1.5. Architect's Certificate.....................................................................1
    1.6. Assignments.................................................................................1
    1.7. Borrower's Equity Contribution..............................................................2
    1.8. Building Permit.............................................................................2
    1.9. Closing Date................................................................................2
    1.10. Collateral.................................................................................2
    1.11. Completion Date............................................................................2
    1.12. Completion of Construction.................................................................2
    1.13. Construction Contract......................................................................3
    1.14. Construction Loan Budget...................................................................3
    1.15  Contingency Reserve........................................................................4
    1.16. Contractor.................................................................................4
    1.17. Deficiency.................................................................................4
    1.18. Direct Construction Costs..................................................................4
    1.19. Event of Default...........................................................................4
    1.20. Governmental Authority.....................................................................4
    1.21. Guaranty...................................................................................4
    1.22. Guarantor..................................................................................4
    1.23. Improvements...............................................................................4
    1.24. Initial Advance............................................................................5
    1.25. Inspecting Architect/Engineer..............................................................5
    1.26. Interest Reserve...........................................................................5
    1.27. Interior Designer..........................................................................5
    1.28. Land  .....................................................................................5
    1.29. Legal Requirements.........................................................................5
    1.30. Loan ......................................................................................5
    1.31. Loan Documents.............................................................................6
    1.32. Maturity Date..............................................................................6
    1.33. Mortgage...................................................................................6
    1.34. Note...................................................................................... 6
    1.35. Occupancy Stabilization....................................................................6
    1.36. Off-Site Improvements......................................................................6
    1.37. Operating Reserve..........................................................................6
    1.38. Other Project Costs........................................................................7
    1.39. Permitted Exceptions.......................................................................7

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
    1.40. Plans and Specifications...................................................................7
    1.41. Project....................................................................................7
    1.42. Request for Advance........................................................................7
    1.43. Residential Living Agreement...............................................................7
    1.44. Retainage..................................................................................7
    1.45. Schedule of Other Project Costs............................................................7
    1.46. Title Insurer..............................................................................8
    1.47. Trade Breakdown Schedule...................................................................8

2. BACKGROUND LOAN...................................................................................8
    2.1. Background..................................................................................8
    2.2. Loan........................................................................................8
    2.3. Interest and Repayment......................................................................8

3. ADVANCE OF LOAN...................................................................................8
    3.1. Loan Advances...............................................................................8
         3.1.1. Loan Advances for Direct Construction Costs and Other Project
                     Costs...........................................................................9
         3.1.2. No Third-Party Benefit; No Liability; Lender's Waiver...............................12
         3.1.3. Frequency of Advances...............................................................12
    3.2. Conditions Precedent to First Advance......................................................12
         3.2.1. Loan Documents......................................................................12
         3.2.2. Other Documents.....................................................................13
         3.2.3. Borrower's Equity Contribution......................................................17
         3.2.4. Section 3.1.........................................................................17
         3.2.5. Representations and Warranties......................................................17
         3.2.6. Performance and Compliance..........................................................17
         3.2.7. Excavation Work.....................................................................17
         3.2.8. Composition of First Advance........................................................17
    3.3. Conditions Precedent to Subsequent Advances................................................17
         3.3.1. Prior Conditions Satisfied..........................................................18
         3.3.2. Construction; Retainage.............................................................18
         3.3.3. Damage or Injury....................................................................18
         3.3.4. No Default..........................................................................18
         3.3.5. Statements of Payment...............................................................18
         3.3.6. Additional Surveys..................................................................19
    3.4. Conditions Precedent to Final Advance of Direct Construction Costs.........................19
         3.4.1. Prior Conditions Satisfied..........................................................19
         3.4.2. Certificate of Occupancy............................................................19
         3.4.3. Certificates from Architect and Inspecting Architect/Engineer.......................19
         3.4.4. Release of Liens....................................................................20
         3.4.5. Financial Information...............................................................20
         3.4.6. As-Built Survey.....................................................................20
    3.5. Lender Advances Without Request............................................................20
    3.6. Prohibited Actions.........................................................................20
    3.7. Draws in Respect of Contingency Reserve....................................................20
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
4. REPRESENTATIONS AND
      WARRANTIES..................................................................................................21
    4.1. Corporate Status.........................................................................................21
    4.2. Power and Authority......................................................................................21
    4.3. Litigation and Labor Disputes............................................................................21
    4.4. No Violation of Agreements or Laws.......................................................................21
    4.5. Consent..................................................................................................22
    4.6. Names and Locations......................................................................................22
    4.7. Tax Returns and Payments.................................................................................22
    4.8. Compliance with ERISA....................................................................................22
    4.9. Financial Statements.....................................................................................22
    4.10.Disclosure...............................................................................................23
    4.11. Permits and Approvals...................................................................................23
    4.12. Compliance; Zoning......................................................................................23
    4.13. Title...................................................................................................23
    4.14. Plans and Specifications................................................................................24
    4.15. Utilities...............................................................................................24
    4.16. Roads...................................................................................................24
    4.17. Insurance...............................................................................................25
    4.18. No Default..............................................................................................25
    4.19. Condemnation............................................................................................25
    4.20. Construction............................................................................................25
    4.21. Residential Living Agreement............................................................................25
    4.22. Environmental Concerns..................................................................................25
    4.23. Governmental Authorities................................................................................25

5. COVENANTS OF
      BORROWER...................................................................................................26
    5.1. Affirmative Covenants...................................................................................26
         5.1.1  Existence........................................................................................26
         5.1.2. Required Notices.................................................................................26
         5.1.3. Copies of Notices................................................................................26
         5.1.4. Payment of Debts, Taxes..........................................................................26
         5.1.5. Compliance.......................................................................................27
         5.1.6. Subcontracts.....................................................................................27
         5.1.7. Prosecution and Completion of Construction.......................................................27
         5.1.8. Inspection; Repair...............................................................................28
         5.1.9. Maintenance......................................................................................28
         5.1.10. Authorized Persons..............................................................................28
         5.1.11. Use of Proceeds.................................................................................28
         5.1.12. Books and Records...............................................................................28
         5.1.13. Financial Statements............................................................................29
         5.1.14. Change in Circumstance..........................................................................29
         5.1.15. Additional Instruments..........................................................................29
         5.1.16. Indemnification.................................................................................29
    5.2. Negative Covenants......................................................................................29
         5.2.1. Amendment or Modification........................................................................30
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
         5.2.2. Conveyance or Lease..................................................................30
         5.2.3. Assignment...........................................................................30
         5.2.4. Encumbrances.........................................................................30
         5.2.5. Governing Documents..................................................................30
         5.2.6. Modification of Residential Living Agreements........................................30

6. EVENTS OF DEFAULT AND
      REMEDIES.......................................................................................31
    6.1. Events of Default...........................................................................31
    6.2. Remedies....................................................................................33
    6.3. Remedies Cumulative; Waivers................................................................34

7. INSURANCE.........................................................................................34
    7.1.Coverage.....................................................................................34
    7.2.Certificates; Notices........................................................................34
    7.3. Liability Insurance of Design Professionals.................................................35
    7.4. Contractor's Insurance......................................................................35

8. MISCELLANEOUS.....................................................................................35
    8.1. Lender's Discretion.........................................................................35
    8.2. No Third Party Beneficiary..................................................................36
    8.3. No Joint Venture............................................................................36
    8.4. Reliance on Representations and Warranties..................................................36
    8.5. Assignment; Further Assurances..............................................................36
    8.6. Notices.....................................................................................37
         8.6.1. If to Lender:........................................................................37
         8.6.2. If to Borrower:......................................................................37
    8.7. Table of Contents; Headings.................................................................38
    8.8. Time of the Essence.........................................................................38
    8.9. Counterparts................................................................................38
    8.10. Governing Law..............................................................................38
    8.11. Severability...............................................................................38
    8.12. JURISDICTION; WAIVER OF JURY TRIAL.........................................................39
    8.13. Survival...................................................................................39
    8.14. Controlling Document; Amendment............................................................39
    8.15. Extension of Maturity Date.................................................................39
    8.16. Modification of Documents..................................................................40
    8.17. Reimbursement of Expenses..................................................................40

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                           CONSTRUCTION LOAN AGREEMENT

                  THIS CONSTRUCTION LOAN AGREEMENT (this "Agreement"), is dated as of ______________, 1998, between ___________________________________, a _______________________ ("Borrower"), and ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns and/or any subsequent holder of the Note (as defined below), "Lender").


1.       DEFINITIONS

         The following terms when used in this Agreement shall have the respective meanings set forth below:

                  1.1. Affiliate: Affiliate of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any bankruptcy or similar insolvency plan). A Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities (on a fully diluted basis) or other applicable equity interests having ordinary voting power for the election of directors or managing general partners.

         1.2. Agreement : This Construction Loan Agreement between Borrower and Lender, as the same may be modified, amended, supplemented or assigned from time to time.

         1.3. Architect : [___________________________________________], or such other architect as Lender may approve.

         1.4. Architect's Agreement : The Agreement between Contractor and Architect dated , 199__ regarding the Project.

         1.5. Architect's Certificate : As defined in Section 3.2.2.10. hereof.

         1.6. Assignments : Collectively, the Assignment of Rents and Leases and the Collateral Assignment of Agreements Affecting Real Estate, all as described in Section 3.2.1. hereof, as the same be modified, amended, supplemented or assigned from time to time.

         1.7. Borrower's Equity Contribution : An amount equal to ten (10%) percent of the total Project Budget (including Direct Construction Costs, Other Project Costs and the Land). If and to the extent the Borrower's Equity Contribution is to include demonstrated equity in the Land (to the extent not being financed with the Loan), the value of such Land shall be mutually agreed upon by Borrower and Lender. In the event that Borrower and Lender cannot agree upon the value of the Land, the value of such Land shall be established by an appraisal performed by an independent M.A.I. certified appraiser who is licensed in the jurisdiction in which the Project is


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located, has at least 10 years experience in the appraisal of similar types of projects and is otherwise reasonably satisfactory to Lender. If and to the extent Borrower's Equity Contribution includes cash, an amount equal to the amount of each advance of Loan requested shall be irrevocably deposited by Borrower with Lender on or prior to the date of each such Request for Advance until the entire cash portion of the Borrower's Equity Contribution has been deposited with Lender. Such amounts shall be readvanced by Lender to Borrower as the first advances hereunder until exhausted, such that Lender shall advance first and prior to any portion of the Loan, all of Borrower's Equity Contribution against amounts set forth in Requests for Advances. Borrower's Equity Contribution (if cash) shall be deposited by Lender at a bank selected by Lender and held in a separate account in the name of Lender, as escrow agent, which account is and shall remain under Lender's exclusive control and dominion. Lender shall have the right to make withdrawals from and write checks against such account in connection with making advances to Borrower hereunder.


         1.8. Building Permit : The building permit(s) issued on
__________________, 199_ by __________________ Township, County of
_________________, ________________ for construction of the Improvements.


         1.9. Closing Date : The date of this Agreement.


         1.10. Collateral : The real property and personal property pledged to Lender to secure the Loan pursuant to the Mortgage and the Assignments including, without limitation, the Land, the Improvements and all construction materials stored by Borrower which are intended to become part of the Improvements.


         1.11. Completion Date : [-------------------------------].


         1.12. Completion of Construction : The date on which all of the following conditions have been satisfied:

         1.12.1 The Improvements as certified by the Architect on standard AIA forms and approved by the Inspecting Architect/Engineer have been completed in strict accordance with (a) the Plans and Specifications, and (b) all applicable Legal Requirements;

         1.12.2. All permits, licenses and approvals required for the use and occupancy of the Land and the Improvements (including, but not limited to, a permanent and unconditional certificate of occupancy or its equivalent for each building comprising any part of the Improvements and each other improvement requiring any such permit under applicable laws) for the purposes intended have been issued by the appropriate Governmental Authority and are in full force and effect, confirming completion of construction of the Improvements sufficient to permit legal use and occupancy of the units at the Project by residents and all utilities services necessary for the full operation of the Project are installed, permitted, hooked-up and operational;

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         1.12.3. The Improvements have been equipped with all furnishings, fixtures and equipment required for the use and operation of the Improvements for its intended purpose or which may be required by applicable Legal Requirements;

         1.12.4. All Direct Construction Costs, Other Project Costs and other costs and expenses incurred in connection with the construction and equipping of the Improvements shall have been paid in full, or sufficient funds shall be held in escrow with Lender, or available from undisbursed Loan proceeds, for such purpose; and

         1.12.5. Lender shall have received releases of liens, in form and substance reasonably satisfactory to the Lender, executed by the Contractor, subcontractor and any other party from whom Lender wishes to obtain such a release.


     1.13. Construction Contract : The Construction Contract between Borrower and Contractor dated ____________ __, 199_, as amended, for the rendering of all services and furnishing of all materials for the construction of the Improvements, consistent with the Plans and Specifications and otherwise with the requirements of this Agreement. The term Construction Contract shall also include any other contract between Borrower and any contractor or material supplier for the rendering of services or the furnishing of materials in connection with the construction of the Improvements. The Construction Contract shall provide for a lump sum price or guaranteed maximum price which is less than or equal to the corresponding price described in the Construction Loan Budget unless otherwise agreed to in writing by Lender.


     1.14. Construction Loan Budget : The schedule attached hereto as Exhibit A, setting forth the allocation of Loan proceeds for the payment of costs and expenses related to the Project.


     1.15 Contingency Reserve : The amount identified in the Constitution Loan Budget with respect to the line item title "Contingent Reserve" and as further described in Section 3.8. below.


     1.16. Contractor : _______________________, and such other contractors, construction managers and material suppliers as shall be engaged by Borrower in connection with the Project, subject to Lender's approval, which approval shall not be unreasonably withheld.


     1.17. Deficiency : As defined in Section 3.1.3. below.


     1.18. Direct Construction Costs : As defined in Section 3.1. below.


     1.19. Event of Default : The occurrence of any event described in Section
6.1. hereof.

     1.20. Governmental Authority : The United States of America, the ___________________________ and any political subdivision (including, without limitation, the Township of ________________________ and the County of ______________) or regional division thereof, and any agency, department, court, regulatory body, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Land, the Project or Borrower.


     1.21. Guaranty : The Guaranty and Suretyship Agreement, bearing even date herewith, by Guarantor, the parent affiliate of Borrower, in favor of Lender, unconditionally guaranteeing Borrower's obligations under the Loan Documents, as the same may be modified, amended, supplemented or assigned from time to time.


     1.22. Guarantor : ---------------------------------------------.


     1.23. Improvements : The improvements to be constructed on the Land, consisting of an approximately ________________ square foot, two (2) story senior assisted living facility containing, among other things, approximately __ units and approximately __ beds, with paved parking, site improvements, and all the fixtures, furnishings, machinery, equipment and other construction and materials related thereto, to be built in accordance with and as more particularly described in the Plans and Specifications together with all Off-Site Improvements.


     1.24. Initial Advance : The Initial Advance shall be a sum in the amount of $__________________.


     1.25. Inspecting Architect/Engineer : Any architect or engineer as Lender may designate from time to time, including any employee of Lender.


     1.26. Interest Reserve : The amount identified in the Construction Loan Budget with respect to the line item titled "Interest Reserve" and as further described in Section 3.9.


     1.27. Interior Designer : ________________________________, or such other interior designer or consultant as Lender may approve, which approval shall not be unreasonably withheld.


     1.28. Land : The approximately _____________________ acres of real property owned in fee by Borrower, together with all easements and other rights appurtenant thereto, located at _________, _____________________ Township, __________________ County, _____________, as more particularly described in Exhibit A to the Mortgage.


     1.29. Legal Requirements : All applicable laws, statutes, ordinances, rulings, regulations, codes, decrees, orders, judgments, conditions, restrictions, approvals, permits and requirements of, from or by any Governmental Authority, including, but not limited to, zoning,

                                       4
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subdivision, land development, land use, senior assisted living, environmental, building, safety, health, housing and fire.


     1.30. Loan : The ______________________________ Dollars ($_____________) to
be advanced by Lender to Borrower pursuant to this Agreement and evidenced by the Note and secured by, among other things, the Mortgage, the Assignments and the Guaranty.


     1.31. Loan Documents : This Agreement, the Note, the Mortgage, the Assignments, the Guaranty and all other instruments, certificates, legal opinions and documents executed and delivered by either or both of Borrower or Lender in connection with the Loan, as the same may be modified, amended, supplemented or assigned from time to time.


     1.32. Maturity Date : The earlier of _______________, ____ or the date on which the Loan is declared by Lender to be immediately due and payable.


     1.33. Mortgage : The Mortgage and Security Agreement, dated as of the date hereof, between Borrower and Lender and any other mortgage, deed of trust or other agreement or instrument executed by Borrower, as mortgagor, to Lender, as mortgagee, granting a first lien and security interest in, among other things,
(1) the Land, (2) the Improvements, and (3) all personal property thereon and therein, all as more fully set forth therein, all may be modified, amended, supplemented or assigned from time to time.


     1.34. Note : The Note from Borrower, as maker, to Lender, as payee, bearing even date herewith evidencing the Loan hereunder, in an amount not to exceed $____________, as the same may be modified, amended, supplemented or assigned from time to time.


     1.35. Occupancy Stabilization : Such time as the Project achieves an occupancy level of 90% or more for three (3) consecutive months, as determined in accordance with generally accepted accounting principles consistently applied and approved by Lender.


     1.36. Off-Site Improvements : All improvements needed to be constructed on property other than the Land to permit the complete and lawful use, occupancy and enjoyment of the Improvements, including but not limited to:
_________________.


     1.37. Operating Reserve : The amount identified on the Construction Loan Budget with respect to the line item titled "Operating Reserve".


     1.38. Other Project Costs : As defined in Section 3.1. hereof.


     1.39. Permitted Exceptions : The title exceptions identified in Paragraph l of the Mortgage.

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     1.40. Plans and Specifications : The drawings and specifications for the development and construction of the Improvements, prepared by the Architect (and other design professionals, including the structural and mechanical engineers) and approved by Lender, by the Inspecting Architect/Engineer and, when necessary, by each appropriate Governmental Authority, all of which are more particularly described in Exhibit B hereto, and all additions thereto and amendments and modifications thereof approved by Lender, by the Inspecting Architect/Engineer and, when necessary, by each appropriate Governmental Authority.


     1.41. Project : The Land, together with the Improvements proposed to be constructed and actually constructed thereon.


     1.42. Request for Advance : As defined in Section 3.1.1.2. hereof and as shown in part on Exhibit C hereto.


     1.43. Residential Living Agreement : The residential living agreement to be entered into with residents of the Project, the form of which is attached hereto as Exhibit E.


     1.44. Retainage : As defined in Section 3.3.2. hereof.


     1.45. Schedule of Other Project Costs : As defined in Section 3.1. hereof and as itemized on Exhibit A hereto, as amended from time to time with Lender's approval, which shall not be unreasonably withheld.


     1.46. Title Insurer : Commonwealth Land Title Insurance Company or such other title insurance company as Lender may approve, which title insurance company shall insure the lien and priority of the Mortgage in accordance with
Section 3.2.2.11. hereof.


     1.47. Trade Breakdown Schedule : As defined in Section 3.1. hereof and as itemized on Exhibit A hereto.


2.                BACKGROUND; LOAN

     2.1. Background : Borrower is the owner in fee of the Land and desires to construct (or cause to be constructed) the Improvements prior to the Completion Date and in accordance with the Plans and Specifications.


     2.2. Loan : Subject to the terms and conditions of this Agreement, Lender shall lend to Borrower and Borrower shall borrow from Lender an amount not to exceed in the aggregate ____________________________________ Dollars
($____________). The Loan shall not be of a revolving nature and any portion thereof paid in advance of maturity shall not be readvanced by the Lender to the Borrower.

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     2.3. Interest and Repayment : The Loan will be evidenced by the Note, will bear interest at the rate set forth in the Note, and will be repaid as set forth in the Note. The outstanding principal balance of the Note, and all accrued but unpaid interest and fees shall be due and payable in full on the Maturity Date.


3.   ADVANCE OF LOAN


     3.1. Loan Advances. Subject to compliance by Borrower with the terms and conditions of this Agreement, Lender shall make advances of the Loan to Borrower
(1) for direct construction costs incurred by Borrower in connection with the construction of the Improvements (the "Direct Construction Costs"), as itemized in the trade breakdown schedule set forth in the Construction Loan Budget which is Exhibit A hereto (the "Trade Breakdown Schedule") and (2) for costs other than Direct Construction Costs incurred by Borrower in connection with the Loan or the construction of the Improvements and for the Operating Reserve up to Occupancy Stabilization (hereinafter collectively referred to as "Other Project Costs"), as itemized in the Construction Loan Budget which is Exhibit A hereto (the "Schedule of Other Project Costs"). Borrower shall be obligated to borrow the Initial Advance at the Closing Date hereof.

     3.1.1. Loan Advances for Direct Construction Costs and Other Project Costs.

     3.1.1.1. Lender shall not make any advances of the Loan unless and until each of the conditions precedent to the first advance (such conditions being identified in Section 3.2. hereof) is satisfied.

     3.1.1.2. Each request by Borrower to Lender for an advance of the Loan prior to the completion of construction (a "Construction Advance") shall be in the form of an advance certificate (AIA-G702) accompanied by the additional information in the form attached hereto as Exhibit C, and signed by a duly authorized representative of Borrower (each, a "Request for Advance"). Each Request for Advance shall be delivered to Lender no fewer than seven (7) business days prior to the date upon which a Construction Advance is requested, shall be based upon the Trade Breakdown Schedule and the Schedule of Other Project Costs and shall be accompanied by (1) such waivers and releases of lien and other documents as may be required by, and in form and substance satisfactory to, the Title Insurer (to induce the Title Insurer to insure each advance of the Loan made hereunder against all mechanics' and material suppliers' liens for labor furnished and material supplied in connection with the construction of the Improvements), (2) at the request of Lender, the requisitions for payment from the Contractor, subcontractors and material suppliers engaged in the construction of the Improvements, in form and content reasonably satisfactory to Lender, and (3) such other information and documents as may be requested or required by Lender or the Inspecting Architect/Engineer. All such requests and requisitions for payment shall be approved by Borrower, the Architect and the Inspecting Architect/Engineer.

     3.1.1.3. Each Request for Advance shall be accompanied by a certificate of the Inspecting Architect/Engineer in the form attached to the Request for Advance in

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Exhibit C hereto based upon an on-site inspection of the Improvements made by the Inspecting Architect/Engineer not more than ten (10) days prior to the date of such Request for Advance, in which the Inspecting Architect/Engineer shall (1) certify that the portion of the Improvements completed as of the date of such inspection has been completed in accordance with the Plans and Specifications, and (2) state its estimate of (a) the percentage of construction of the Improvements completed as of the date of such inspection based on work in place as part of the Improvements and the Trade Breakdown Schedule, (b) Direct Construction Costs actually incurred for work in place as part of the Improvements as of the date of such inspection, (c) the actual sum necessary to complete construction of the Improvements in accordance with the Plans and Specifications, and (d) the amount of time from the date of such inspection which will be required to complete construction of the Improvements in accordance with the Plans and Specifications.

     3.1.1.4. Prior to or simultaneously with each Construction Advance the Title Insurer shall have issued (1) a continuation of title showing title to the Land and Improvements to be vested in Borrower, with no exceptions to the title of the Land and Improvements other than Permitted Exceptions, and (2) an endorsement to the title insurance policy issued by the Title Insurer insuring the priority of the lien of the Mortgage, subject only to Permitted Exceptions, for the full amount of the Loan. Such continuation of title shall contain affirmative insurance that no mechanic's, materialmen's or supplier's liens have attached and that neither public or private conditions, covenants and restrictions, if any, affecting the Land have been violated.

     3.1.1.5. Prior to each Construction Advance by Lender to Borrower pursuant to this Agreement, Borrower shall, upon request of Title Insurer, furnish Title Insurer with evidence satisfactory to Title Insurer showing payment of all bills and charges for which advances of the Loan have been previously made pursuant to this Agreement, and partial releases of liens to the extent of such payments. Borrower shall also deliver to Lender upon request such bills, receipts, invoices and other evidence as may reasonably be required by Lender to substantiate the actual incurrence by Borrower of Direct Construction Costs and Other Project Costs.

     3.1.1.6. Each Construction Advance shall be made, in whole or in part, at Lender's election (1) by crediting the amount thereof to an account at Borrower's bank, or (2) at the reasonable discretion of Lender, by paying the Contractor or any subcontractor, material supplier or other creditor of Borrower for work performed, services rendered or materials supplied by such party in connection with the construction of the Improvements or the operation of the Project, or (3) as set forth in Section 3.5. below, or (4) in such other manner as shall be mutually agreed upon by Borrower and Lender.

     3.1.1.7. Lender shall not be required to make any Construction Advance until the portion of Borrower's Equity Contribution which is required to be funded in accordance with Section 1.7 has been fully disbursed by Lender. The Borrower's Equity Contribution shall be advanced by Lender from time to time subject to all of the terms and conditions hereof as are applicable to Construction Advances. Lender shall not at any time be obligated to make aggregate advances of the Loan in excess of the amount of the verified Project

Costs completed to date and, in no event, in excess of the amount of such costs as may be approved by the Inspecting Architect/Engineer and the Architect, subject, nonetheless, to the Retainage requirements set forth in Section 3.3.2. below. Lender shall not be required to make Construction Advances for costs incurred by Borrower with respect to materials stored on or off the Premises unless Lender shall, in its sole discretion, deem it advisable to do so. Lender shall not be obligated to make a Construction Advance with respect to any subcontractor or material supplier providing work or materials with respect to the Improvements unless such subcontractor or material supplier is providing such work or material under a signed contract or purchase order. Lender shall not be obligated to make a Construction Advance unless Lender is satisfied, in its sole discretion, that the conditions precedent to the making of such advance have been satisfied by Borrower and that no Event of Default has occurred or is continuing under this Agreement or any other Loan Document.

     3.1.1.8. Establishment of an interest reserve in the Construction Loan Budget shall not relieve Borrower of its obligation to pay interest under the Note once the interest reserve is depleted or deemed insufficient by Lender.

     3.1.1.9. Lender shall not be obligated to make any Construction Advance to Borrower if, in the sole opinion of Lender, the balance of the Loan yet to be advanced by Lender is at any time less (the amount by which it is less being hereinafter referred to as the "Deficiency") than the sum, as estimated by Lender and the Inspecting Architect/Engineer, which will be required to complete construction of the Improvements and the Project in accordance with the Plans and Specifications and this Agreement and to pay all Direct Construction Costs, Other Project Costs and all other costs and expenses of any nature whatsoever (including interest) which will be incurred in connection with the completion of construction of the Improvements. Borrower shall, within fifteen (15) days after receipt from Lender of a notice of Deficiency, which notice Lender may send to Borrower at any time or times as Lender may reasonably deem appropriate to notify Borrower that there is or may be a Deficiency, either (1) invest in the Improvements in a manner reasonably satisfactory to Lender an amount equal to the Deficiency and deliver to Lender evidence reasonably satisfactory to Lender of such investment, which investment shall remain invested in the Improvements until the Loan has been paid in full, or (2) deposit with Lender an amount sufficient to eliminate the Deficiency. Any amounts deposited by Borrower with Lender to pay any Deficiency shall not bear interest and may be commingled with the general funds of Lender and shall be applied by Lender, as Lender shall direct, to pay Direct Construction Costs and Other Project Costs as construction of the Improvements progresses. If an Event of Default shall occur and be continuing, Lender, in addition to all other rights which it may have, shall have the unconditional right, at its option, to apply in whole or in part any amounts deposited by Borrower with Lender with respect to any Deficiency to the payment of the Loan in such order and priority as Lender shall deem appropriate. In addition, Lender shall not be obligated to make any advance of the Loan to Borrower with respect to any particular line item in the Construction Loan Budget if such request exceeds the amount allocated to such line item in the Construction Loan Budget; provided, however, upon completion of any particular line item in accordance with the terms and conditions of this Agreement for an amount less than the amount allocated to such line item in the Construction Loan Budget, Borrower shall be permitted to apply such unused funds to any other line item in the Construction Loan Budget which has not been completed; provided, further, that at any time and from time to time, Borrower may reallocate amounts among specific line items in the

Construction Loan Budget as long as the aggregate amount of the Construction Loan Budget is unaffected.

         3.1.1.10. Except for the Contractor, the Architect and the Interior Designer (which shall have been approved by Lender prior to the date hereof), and for any contracts or agreements that have been assigned to Borrower by Lender or any of its affiliates as of the date hereof, Lender shall have approved, which approval shall not be unreasonably withheld, each of the other consultants and design professionals with whom Borrower has a direct agreement in connection with this Project.

         3.1.1.11. Each Request for Advance shall constitute, without the necessity of specifically containing a written statement to such effect, a reconfirmation to Lender that all of the representations and warranties of Borrower set forth in Article 4 hereof are true and correct as of the date of such Request for Advance, and with respect to the work and materials for which payment is requested, that they have been physically incorporated into the construction free of liens and encumbrances, that the value is as estimated, that they have been performed or installed in a good and workmanlike manner, that all materials and fixtures usually furnished and installed at that stage of construction have been furnished or installed, and that the work and materials conform to the Plans and Specifications and to all Legal Requirements and applicable building restrictions.

     3.1.2 No Third-Party Benefit; No Liability; Lender's Waiver. All conditions and requirements of this Agreement relating to the obligations of Lender to make advances of the Loan are for the sole benefit of Lender, and no other person or party (including, without limitation, the Contractor, subcontractors and material suppliers engaged in the construction of the Improvements) shall have the right to rely on the satisfaction of such conditions and requirements by Borrower as a condition precedent to Lender making an advance of the Loan. Anything in this Agreement or any other agreement made with respect to the Loan to the contrary notwithstanding, any advance of the Loan or approval given by Lender or the Inspecting Architect/Engineer, herein or therein, whether or not before or after an inspection of the Improvements by the Inspecting Architect/Engineer or otherwise, shall not be deemed to be an approval by Lender of any work performed thereon or approval or acceptance by Lender of any work or materials done or furnished with respect thereto or a representation by Lender as to the fitness of such work or materials, and shall not give rise to any liability or responsibility of Lender. Lender shall have the right, in its sole discretion, to waive any such condition or requirement as a condition precedent to making an advance of the Loan.

     3.1.3. Frequency of Advances. Lender shall not be obligated to make disbursements of the Loan more frequently than once every thirty (30) days.


     3.2. Conditions Precedent to First Advance. The obligation of Lender under this Agreement to make the first advance is subject to the fulfillment of each of the following conditions:

     3.2.1. Loan Documents. Borrower shall have executed and delivered (or shall have caused to be executed and delivered) to Lender all of the Loan Documents, in form and substance reasonably satisfactory to Lender, including, without limitation, the following:

         3.2.1.1. This Agreement.

         3.2.1.2. The Note.

         3.2.1.3. The Mortgage, which shall be recorded.

         3.2.1.4. An Assignment of Rents and Leases, which shall be recorded, assigning to Lender all existing and future Residential Living Agreements for space in the Project and all rents, issues and profits therefrom or otherwise relating to the Project.

         3.2.1.5. An Assignment of Agreements Affecting Real Estate, which shall be recorded, assigning to Lender all contracts between Borrower and third parties in connection with the Project, including without limitation the Architect's Agreement, the Construction Contract, any other agreements with design professionals, all agreements, allocations and rights with all utility services serving the Project, all development agreements, and all approvals, allocations, permits and licenses necessary for the construction and/or operation of the Project from any Governmental Authority.

         3.2.1.6. UCC-l financing statements, to be filed in such public offices as may be necessary to perfect Lender's lien against the Collateral.

         3.2.1.7. The Guaranty.

     3.2.2. Other Documents. Borrower shall have delivered to Lender such other documents as Lender may require, each in form and substance reasonably satisfactory to Lender, including, without limitation, the following:

         3.2.2.1. An originally executed counterpart of the Architect's
Agreement.

         3.2.2.2. An originally executed counterpart of any agreement with any design professional involved with the Project, including, without limitation, the agreement with the Interior Designer.

         3.2.2.3. An originally executed counterpart of the Construction
Contract.

         3.2.2.4. A surety bond issued by a company and in a form, both reasonably acceptable to Lender, to guaranty to Lender and to Borrower as dual obligees the performance of the Construction Contract by the Contractor and the payment of all amounts due for labor and materials required for construction of the Improvements.

         3.2.2.5. Copies of the Plans and Specifications, certified as correct and complete by Borrower, Contractor and Architect, and certified by each of them to be the same as those approved by applicable Governmental Authorities including, without limitations, those reviewed in connection with issuance of the Building Permit.

         3.2.2.6 Copies of all contracts then entered into with any subcontractors. Each such contract shall be with a subcontractor reasonably satisfactory in all respects to Lender and the Inspecting Architect/Engineer.

         3.2.2.7. A list of all subcontractors (including the name, address, telephone number, contact person and trade) then retained for the Project, certified by Borrower and Contractor, together with a timetable for the awarding of other subcontracts, if any, in connection with the construction of the Improvements.

         3.2.2.8. A certified copy of each agreement with any Governmental Authority or agency pertaining to the development of the Project, including any obligating Borrower to construct or install municipal improvements, such as streets, roads, curbs, sidewalks, fire hydrants, street lighting and the like, together with evidence reasonably satisfactory to Lender relating to any financial security required in connection therewith. If no such agreements exist and none is required, Borrower shall so certify in writing on the Closing Date and provide evidence thereof reasonably satisfactory to Lender.

         3.2.2.9. Letters signed by the Architect, each other design and engineering professional with whom Borrower has a direct agreement (including, without limitation, the Interior Designer) and the Contractor, obligating each such party to perform its obligations under such contract at no additional cost or expense for the benefit of Lender or its nominee if (1) Borrower or Contractor shall default or become insolvent; (2) a default shall occur under the Loan Documents; or (3) a foreclosure shall occur under the Mortgage. Each such letter shall be in form and substance reasonably satisfactory in all respects to Lender and its counsel.

         3.2.2.10. An Architect's Certificate, executed by the Architect certifying to Lender to the effects set forth in Section 3.2.2.8. above and, further, that the Project, the Plans and Specifications and the construction of the Improvements comply with all Legal Requirements, that all necessary permits have been obtained, that no further steps or requirements remain to be taken or satisfied by Borrower, that all necessary utilities are available and that the Improvements can be completed by the Completion Date.

         3.2.2.11. A standard ALTA mortgagee's title insurance policy or a marked-up binder representing the commitment of the Title Insurer to issue a mortgagee's title insurance policy (on the 1970 ALTA form of loan policy, as amended) insuring title to the Project in accordance with Sections 4.12., 4.14. and 4.15. hereof, and Lender's interest therein as a valid and enforceable first lien, subject only to the Permitted Exceptions, and without exception for (1) any liens for labor or materials, actual or inchoate, (2) parties in possession, or (3) discrepancies or conflicts in boundary lines, unrecorded easements, encroachments, area content or any other survey matters. Such policy shall be in the full amount of the Loan, subject to a "pending disbursements" clause providing for coverage in an amount equal to the outstanding amount of the Loan from time to time. Such policy shall include endorsements (including, without limitation, zoning and comprehensive endorsements) as Lender may request and shall provide for such reinsurance as Lender may require.

         3.2.2.12. Evidence reasonably satisfactory to Lender in form and substance that all required insurance for the Project is in full force and effect with insurers satisfactory to Lender, and that all premiums have been paid with respect thereto.

         3.2.2.13. An ALTA/ACSM survey of the Project, prepared and signed by a surveyor licensed in the state in which the Land is located and approved by Lender, containing the items set forth on Exhibit D hereto and certified to Lender and Title Insurer, together with a metes and bounds legal description of the Land corresponding to the survey and a certification (which may be part of the certification affixed to the survey) that the proposed Improvements lie entirely within the boundaries of the Land and the location thereof will not violate any set back or other applicable restrictions or Legal Requirements.

         3.2.2.14. A certified copy of releases of liens executed by the Contractor, the Architect, each other design professional with whom Borrower has a direct agreement and each subcontractor claiming through or under any of them, respectively, releasing any and all mechanics' or material suppliers' liens or claims that any of them may have in connection with work performed or materials supplied through the date of this Agreement, all in such form and containing such provisions as may be required by Lender or Title Insurer, to be recorded by Title Insurer prior to the commencement of any further work on the Land and stamped with the original stamp of the office where such releases of liens and claims are required to be filed if filing is required to make such release effective and binding. A certified copy of waivers of liens executed by the Contractor, the Architect and each other design professional with whom Borrower has a direct agreement, respectively, waiving their respective rights, if any, and any right of a subcontractor claiming through or under any of them, to hereafter file or maintain any mechanics' or material suppliers' liens or claims, all in such form and containing such provisions as may be required by Lender or Title Insurer, to be recorded by Title Insurer prior to the commencement of any further work on the Land and stamped with the original stamp of the office where such waivers of liens are required to be filed if filing is required to make such waiver effective and binding upon parties claiming by, through or under the Contractor, the Architect or any other design professional with whom Borrower has a direct agreement.

         3.2.2.15. Evidence reasonably satisfactory to Lender that all utilities, including water, electric, gas and telephone, and all storm and sanitary sewer drainage facilities are available at the Land for utilization by Borrower for the Project, or have been provided for in the Plans and Specifications or Construction Loan Budget to the satisfaction of Lender, and that the respective lines and treatment or generating plants are of adequate size and capacity to service the Project adequately, together with a copy of the agreement with each such utility service and evidence of the cost thereof consistent with the Construction Loan Budget.

         3.2.2.16. Evidence reasonably satisfactory to Lender that all roads, sidewalks, sewers, sewage treatment and disposal facilities proposed to be constructed on the Land as part of the Project will, when completed, be dedicated to the appropriate Governmental Authority and will be operated and maintained by such Governmental Authority.

         3.2.2.17. Evidence reasonably satisfactory to Lender that (1) the construction of the Improvements as shown in the Plans and Specifications and Subdivision Plan complies with all Legal Requirements, (2) all required approvals, allocations, certificates, authorizations, permits and licenses have been obtained as of the date hereof from all appropriate Governmental Authorities and have been validly and irrevocably obtained without qualification, appeal or existence of unexpired appeal periods, (3) there is no pending or threatened investigations, appeals, suits or other actions leading to or threatening the revocation, suspension or qualification of any of such permits or approvals, and (4) all necessary or required zoning variances or special approvals necessary to carry out the subdivision of the Land contemplated in the Subdivision Plan and Specifications have been obtained, and that the subdivided lot or parcel has been duly recorded.

         3.2.2.18. Evidence reasonably satisfactory to Lender that the Land constitutes a separate lot for real estate tax and assessment purposes, and that the enforcement of any of the rights or remedies of Lender under the Loan Documents including, without limitation, the right to cause any of the Project, or any part thereof, to be sold at judicial or non-judicial sale, shall not be subject to or conditioned upon obtaining any governmental approvals (including, without limitation, subdivision approval). All conditions pertaining to the granting of any subdivision approval, if necessary, shall have been satisfied in a manner acceptable to Lender prior to the Closing Date.

         3.2.2.19. A copy of Borrower's Certificate of Organization, as amended, [certified by the Secretary of ____________________________________].

         3.2.2.20. A certificate of Borrower's secretary certifying to (a) a copy of the resolutions adopted by Borrower authorizing this Agreement and the transactions contemplated hereby and (b) an incumbency certificate containing the signatures of the individuals executing the Loan Documents on behalf of the Borrower.

         3.2.2.21. An executed copy of Borrower's [bylaws, as amended, certified by the secretary of Borrower].

         3.2.2.22. An originally executed counterpart of the consent of [board of directors] of Borrower authorizing this Agreement and the transactions contemplated hereby.

         3.2.2.23. A certificate of good standing of Borrower from the Secretary of the ___________________________.

         3.2.2.24. The opinions of counsel engaged by Borrower and Guarantor and reasonably satisfactory to Lender, dated the date hereof and addressed to Lender, reasonably satisfactory to Lender and its counsel in form and substance.

         3.2.2.25. A copy of Guarantor's Certificate of Organization, as amended, certified by the Secretary of the ___________________________.

         3.2.2.26. A certificate of Guarantor's secretary certifying to (a) a copy of the resolutions adopted by Guarantor authorizing the Guaranty and the transactions contemplated thereby and (b) an incumbency certificate containing the signatures of the individuals executing the Guaranty on behalf of the Guarantor.

         3.2.2.27. An executed copy of Guarantor's bylaws, as amended, certified by the secretary of the Guarantor.

         3.2.2.28. An originally executed counterpart of the consent of [the ______________] of Guarantor authorizing the Guaranty and the transactions contemplated hereby.

         3.2.2.29. A certificate of good standing of Guarantor from the Secretary of the ______________________________.

         3.2.2.30. A true and complete copy of a phase I environmental assessment of the Project prepared by a duly licensed environmental consultant approved by Lender, which assessment must be reasonably acceptable to Lender in all respects.

         3.2.3. Borrower's Equity Contribution.

  The amount of Borrower's Equity Contribution which is required to be advanced pursuant to Section 1.7 shall have been advanced.

         3.2.4. Section 3.1. All of the conditions precedent set forth in
Section 3.1 hereof shall have been satisfied as of the date of such advance.

         3.2.5. Representations and Warranties. All of the representations and warranties contained in Article 4 hereof shall be true, correct and complete.

         3.2.6. Performance and Compliance. Borrower shall have performed all agreements and complied with all covenants and provisions of the Loan Documents, which as of the time of the advance are to have been performed and/or completed by Borrower, no Event of Default shall have occurred and remain uncured and no event shall have occurred which, with the giving of notice, the passage of time, or both, would become an Event of Default.

         3.2.7. Excavation Work. In the event all excavation work has been completed and the foundation for the Project has been constructed, Borrower shall supply Lender with a certification from a registered surveyor confirming that such excavation and foundation work has been completed within the title lines of the Land and in accordance with the Survey and the Subdivision Plan.

         3.2.8. Composition of First Advance. The first advance of the Loan shall relate only to (i) Borrower's acquisition costs for the Land (to the extent the value of the Land is not included in Borrower's Equity Contribution) and (ii) certain Other Project Costs, which must be acceptable to Lender in its sole discretion.

         3.3. Conditions Precedent to Subsequent Advances. The obligations of Lender under this Agreement to make each subsequent advance other than the final advance are subject to the fulfillment of each of the following conditions:

         3.3.1. Prior Conditions Satisfied. All of the conditions precedent to the advances set forth in Sections 3.1. and 3.2. hereof shall have been satisfied as of the date of such subsequent advance.

         3.3.2. Construction; Retainage. The Improvements theretofore constructed shall have been constructed in accordance with the Plans and Specifications and all Legal Requirements without any material departure therefrom not approved by Lender and the certificates of the Architect and the Inspecting Architect/Engineer to such effect shall have been delivered to, and reasonably approved by, Lender. All advances on account of Direct Construction Costs shall be limited to the cost or the value of work in place, whichever is less, minus any Retainage. The term "Retainage" as used in this Agreement shall mean an amount equal to the amount actually held back by Borrower from the Contractor under the Construction Contract. Unless otherwise provided in the Construction Contract and approved by Lender, the Retainage shall not be released until construction of the Improvements has been substantially completed in accordance with the Plans and Specifications approved by the Inspecting Architect/Engineer and the provisions of this Agreement. It is understood and agreed that the Project costs for any line item shall not exceed the amounts set forth for such line item in the Construction Loan Budget; provided, however, that in the event Borrower has completed all work with respect to any line item and the cost for such work, as finally determined, is less than the amount allocated for such line item in the Construction Loan Budget, then in such event, Borrower may direct Lender to allocate any such demonstrated savings to any other line item so long as no Event of Default has occurred and is continuing. All disbursements, if any, for contingency, miscellaneous, overhead, and marketing or advertising categories of the Loan shall be made by Lender in its sole discretion.

         3.3.3. Damage or Injury. The Improvements shall not have been materially injured or damaged by fire or other casualty unless there shall have been received by Lender, or by a person approved by Lender, insurance proceeds sufficient in the judgment of Lender and the Inspecting Architect/Engineer to effect the satisfactory restoration of the Improvements and to permit the completion thereof prior to the Completion Date.

         3.3.4. No Default. No Event of Default shall have occurred and remain uncured, and no event shall have occurred which with the passage of time or the giving of notice or both would become an Event of Default.

         3.3.5. Statements of Payment. If required by Lender, Borrower shall have delivered to Lender a written statement executed by the Contractor certifying that the Contractor has received payment in full of all monies owed to the Contractor, and a written statement executed by each subcontractor and material supplier engaged in the construction of the Improvements on behalf of the Contractor or Borrower certifying that each such subcontractor and material supplier has received payment in full of all monies owed to each such subcontractor and material supplier by the Contractor or Borrower.

         3.3.6. Additional Surveys. At Borrower's expense, the Borrower shall have (1) provided from time to time as construction progresses such additional surveys as Lender may reasonably require to confirm that construction has taken place within the title lines of the Land and in accordance with the Survey, the Subdivision Plan and this Agreement; (2) if not previously supplied to Lender in connection with the first advance under Section 3.2., of this Agreement, upon completion of excavation work and construction of the foundation for the Project, supplied Lender with a certification from a registered surveyor confirming that such excavation and foundation work has been completed within the title lines of the Land and in accordance with the Survey and the Subdivision Plan; and (3) upon Completion of Construction, delivered to Lender an as-built Survey of the Land and Project, as stipulated in Section 3.4.6. hereof showing the location of the Improvements and otherwise in accordance with Exhibit C hereto, including all utilities and easements, evidencing no encroachments onto or from the Land, and evidencing compliance with applicable set back and other restrictions.


         3.4. Conditions Precedent to Final Advance of Direct Construction Costs. The obligation of Lender under this Agreement to make the final advance in respect of Direct Construction Costs (including the Retainage described in Section 3.3.2. hereof) is subject to the fulfillment of each of the following conditions:

         3.4.1. Prior Conditions Satisfied. All of the conditions precedent to advances set forth in Sections 3.1., 3.2. and 3.3. hereof shall have been satisfied as of the date of the final advance.

         3.4.2. Certificate of Occupancy. Lender shall have received a permanent and unconditional certificate of occupancy or its equivalent issued for the Improvements by each of the appropriate Governmental Authorities confirming Completion of Construction.

         3.4.3. Certificates from Architect and Inspecting Architect/ Engineer. Lender shall have received certificates from the Architect and the Inspecting Architect/Engineer: (1) stating that Completion of Construction has been achieved; (2) certifying that no condition exists which would require continued unusual maintenance; (3) stating that all utilities, such as public water, sewer and electricity, have been connected to the Project, are adequate for the proposed use and are operational; and (4) stating that the Project is ready for occupancy.

         3.4.4. Release of Liens. Lender shall have received releases of liens executed by the Contractor, subcontractors and any other party from whom Lender wishes to obtain such a release. All such releases shall be in form and substance reasonably satisfactory to Lender.

         3.4.5. Financial Information. Lender shall have received (a) a rent roll evidencing each resident then under a Residential Living Agreement for any unit at the Project and such other matters as Lender may request, and (b) a current and projected operating statement showing the income and expenses for the Project for the then current year and the subsequent year.

         3.4.6. As-Built Survey. Lender shall have received an updated survey done in accordance with Section 3.2.2.13. hereof, which survey shall be acceptable to Lender in its sole discretion.


         3.5. Lender Advances Without Request. Upon three (3) days prior written notice to Borrower, Lender may, but is not obligated to, from time to time make advances on behalf of Borrower (a) to itself to pay interest on the payment dates when interest is due and owing in accordance with the terms of the Note, or to pay itself other sums due Lender pursuant to this Agreement or any of the Loan Documents, (b) to taxing authorities or insurers to pay taxes or insurance premiums when due, or (c) to the Contractor or any subcontractor, material supplier or other creditor of Borrower. Any advance so made shall be deemed to be an advance made to and received by Borrower. Lender shall notify Borrower when such an advance has been made.


         3.6. Prohibited Actions. Borrower will not, without Lender's prior written approval, knowingly take any action which would (i) relieve others (including, without limitation, the Contractor, the Architect and the Interior Designer) of any existing duty, liability or obligation to Borrower with respect to the Project or impose such duty, liability or obligation, directly or indirectly, upon Borrower, (ii) materially increase any of the Direct Construction Costs or the Other Project Costs, (iii) extend the Completion Date,
(iv) impair the quality of the Project in any material respect and (v) change the Plans and Specification or the aesthetics of the Project in any material respect.


         3.7. Draws in Respect of Contingency Reserve. ________________ Dollars ($_________) of the Construction Loan Budget shall be established as a contingency reserve (the "Contingency Reserve") to cover direct construction and other cost overruns, including soft costs incurred in connection with the development of the Project, which Contingency Reserve shall be disbursed by Lender if Borrower so requests and Lender approves such request. Any portion of the Contingency Reserve which remains unused upon Completion of Construction shall be contributed to and become a part of the Operating Reserve.


4.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender as of the date hereof and at all times when this Agreement shall remain in effect or the Note shall remain outstanding that:


         4.1. Corporate Status. Borrower is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation. Borrower has the power and authority to own its own property and assets and to transact the business in which it is engaged. Borrower is not required to qualify to do business in any state or jurisdiction except as set forth on Exhibit F attached hereto.

         4.2. Power and Authority. Borrower has the power and authority to execute, deliver and perform, as the case may be, the terms and provisions of this Agreement, the Note and the other Loan Documents, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the borrowings hereunder, the liens granted upon the Collateral pursuant hereto, the making and delivery of the Note and the other Loan Documents. This Agreement, the Note and all of the other Loan Documents constitute the authorized, valid and legally binding obligations of Borrower enforceable in accordance with their respective terms.


         4.3. Litigation and Labor Disputes. There are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or the Project before any court or before any governmental or administrative body or agency, which if determined adversely to Borrower, individually or in the aggregate, would have a material adverse effect on Borrower's business or properties or this Project. Borrower is not a party to any labor dispute, which if determined adversely to Borrower would have a material adverse effect on the Borrower's business or properties or this Project.


         4.4. No Violation of Agreements or Laws. Borrower is not in default under the provisions of any agreement to which it is a party and Borrower is not in violation of any applicable provision of law or any applicable regulation of any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, environmental laws and regulations), which would have a material adverse effect on Borrower's business or properties or this Project. Neither the execution and delivery of this Agreement, the Note or any of the other Loan Documents, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will violate any applicable provision of law or any applicable regulation, or any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to impose) any lien, charge or encumbrance upon any of the property or assets of any Borrower (including the Project) pursuant to the terms of any indenture, franchise, license, permit, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower may be bound, or to which Borrower may be subject.


         4.5. Consent. No consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution or delivery by Borrower of this Agreement or any of the other Loan Documents, or compliance with any of the provisions hereof or thereof, except for a certificate of occupancy and such other licenses, permits, authorizations, consents and approvals required for the operation of the completed Project which have been obtained.


         4.6. Names and Locations. Neither Borrower nor its predecessors operates or does business, or, within the past five (5) years, has operated or done business, under a fictitious, trade or assumed name, except the names set forth on Exhibit F. All of the locations at which Borrower conduct its business are listed on Exhibit F.


                  4.7.     Tax Returns and Payments.

  Borrower has filed all tax returns required by law to be filed by it and has paid all taxes, assessments and other governmental charges levied upon it and any of its respective properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest.


         4.8. Compliance with ERISA. Borrower is in compliance with all applicable provisions of ERISA.


         4.9. Financial Statements. With respect to any financial statements delivered by Borrower to Lender after the date of this Agreement, all such financial statements shall have been prepared in accordance with generally accepted accounting procedures applied on a consistent basis throughout the period specified and present fairly in all material respects the financial position of Borrower as of the date specified and the results of operations and statements of cash flow for the period specified.


         4.10. Disclosure. Neither this Agreement nor any other Loan Document delivered to Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and in such other Loan Documents, certificates or instruments not misleading and, at the time of the submission to Lender of any Request for Advance or the funding of any advance, shall contain, any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements containing therein not misleading. There is no fact (other than matters of a general economic or political nature which do not affect such Borrower uniquely) which materially adversely affects or in the future may (so far as such Borrower can now foresee) materially adversely affect the business, condition (financial or otherwise), operations, properties or prospects of Borrower which has not been set forth in this Agreement or in the other Loan Documents delivered to Lender by or on behalf of Borrower specifically for use in connection with the transactions contemplated by this Agreement.


         4.11. Permits and Approvals. Each license, permit, authorization, consent and approval obtained by Borrower and required by any Governmental Authority for the construction of the Improvements and the development of the Project in accordance with the Plans and Specifications, including any zoning variances or approvals in connection with the subdivision contemplated by the Plans and Specifications and Subdivision Plan, has been paid in full, is without restriction or modification, remains in full force and effect, and is final and unappealable, all appeal periods therefrom having expired without appeal taken, except for certificates of occupancy and such other licenses, permits, authorizations, consents and approvals required for the operation of the completed Project.

         4.12. Compliance; Zoning. Borrower has complied with all Legal Requirements and all recorded instruments affecting the Project. The zoning classification for the Land is ____________. The anticipated use of the Land for the Project complies in all material respects with all zoning and use-related Legal Requirements.


         4.13. Title.

         4.13.1. Borrower holds good, indefeasible and marketable fee simple title to the Land and existing Improvements, if any, free and clear of all mortgages, deeds of trust, liens, encumbrances, ground rents, leases, tenancies, licenses, security interests, covenants, conditions, restrictions, rights of way, easements, encroachments and any other matters affecting title except the Permitted Exceptions and the liens and encumbrances created in favor of Lender pursuant to the Loan Documents. To the extent, if any, that the Permitted Exceptions include any restrictions, covenants or conditions, the construction or operation of the Improvements or Project will not violate any such matters.

         4.13.2. Borrower's right, title and interest in and to each of the agreements, documents, contracts, permits, licenses and other materials assigned to Lender pursuant to this Agreement or other Loan Documents is free and clear of all liens, encumbrances, leases, licenses, covenants, conditions, restrictions, security interests, other assignments, mechanics' liens, material suppliers' liens and other matters affecting title. Borrower is permitted to assign such agreements, documents, contracts, permits, licenses and other materials pursuant to the terms thereof, or has obtained all necessary approvals therefor (provided, that such permits and licenses are assigned to Lender only to the extent permitted by law), and Borrower has no knowledge of the existence of any default under or breach of any thereof.


         4.14. Plans and Specifications. The Plans and Specifications comply with all Legal Requirements and are satisfactory to Borrower and, to the extent required by any Legal Requirements or restrictions affecting the Property, have been approved by all Governmental Authorities and by the beneficiaries of any such restrictions.


         4.15. Utilities. All utility services necessary for the full development, construction, equipping and operation of the Project are available at no cost or expense (or if there is additional cost, that cost is provided for in the Construction Loan Budget) and at the title lines of the Land (or, if they pass through adjoining private land, in accordance with valid public or unencumbered private easements which inure to the benefit of Borrower and run with the Land, copies of which have been delivered to Lender and are set forth on the Survey and in the Title Report of the Insurer) including, without limitation, public sanitary sewer service, storm sewers, drainage, public water, electricity, gas and telephone service. There is no moratorium, suspension, cessation, limitation or conditions existing or to Borrower's knowledge threatened with respect to the provisions of any such utility services. Particularly, but not in limitation of the foregoing, all permits and approvals have been obtained or are available so that the Improvements may be hooked up to public water and sanitary sewer service, which public water and sanitary sewer service shall be available to the full extent required for the full operation of the Project and shall permit provision of water and the discharge of sewage of the types and amounts anticipated to be needed by and produced from the Project.


         4.16. Roads. The Land is located along a dedicated public street or highway and all curb-cut and street opening permits or licenses required for vehicular access to and from the Project to any adjoining public street or highway, as well as all other required traffic-related permits and approvals, have been obtained and paid for by Borrower and are in full force and effect. All roads necessary for the full utilization of the Project for its intended purposes are indicated on the Survey and the Plans and Specifications and have either been completed or the necessary rights of way therefor have been acquired by Borrower or by the appropriate Governmental Authority having jurisdiction.


         4.17. Insurance. No notice has been received from any insurance company which issued any of the insurance policies for the Project, or from any of their agents, brokers or representatives, stating in effect that any such policy (i) will not be renewed, (ii) will be renewed only at a higher premium than is presently payable therefor, or (iii) will be renewed only with lesser or less complete coverage than is presently provided.


         4.18. No Default. No event has occurred and is continuing that is an Event of Default or that would be an Event of Default with the giving of notice or the passage of time or both.


         4.19. Condemnation. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting the Land or any portion thereof, and Borrower has not received any written or oral notice of any thereof and has no knowledge that any such proceeding is contemplated.


         4.20. Construction. As of the date of this Agreement, no construction or other work has been performed on, and no materials or supplies have been delivered to, the Land.


         4.21. Residential Living Agreement. Attached hereto as Exhibit E is a true and complete copy of the form of Residential Living Agreement in substantially the form Borrower intends to execute the same with each of the residents at the Project.


         4.22. Environmental Concerns. All of the covenants, representations and warranties of Borrower regarding environmental matters set forth in the Mortgage are incorporated herein by reference and are hereby made as if set forth herein in full, and such representations and warranties are true and correct in all respects.


         4.23. Governmental Authorities. Borrower has complied in all material respects with all of the terms and conditions of each agreement with each Governmental Authority in connection with the Project.

5.       COVENANTS OF BORROWER


         5.1. Affirmative Covenants. Borrower covenants and agrees that from the date hereof and so long as this Agreement shall remain in effect or the Note shall remain outstanding, Borrower shall:

         5.1.1 Existence. Do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect under the laws of its state of formation and to remain qualified and licensed in all jurisdictions in which such qualification or licensing is required for the conduct of Borrower's business, including, without limitation, the state in which the Land is located.

         5.1.2. Required Notices. Give, or cause to be given, prompt written notice to Lender of: (1) any action or proceeding instituted by or against Borrower, Guarantor or the Project before any Governmental Authority, or any such proceeding threatened against Borrower that would have a material adverse affect on Borrower's business or properties, Guarantor or the Project; or (2) any other action, event or condition of any nature which may have a material adverse effect upon the business or assets of Borrower or Guarantor or which, with notice or lapse of time or both, would constitute an Event of Default under this Agreement or a default under any other material contract, instrument or agreement to which Borrower is a party or by which Borrower or any of Borrower's properties or assets may be bound or subject.

         5.1.3. Copies of Notices. For matters that would have a material adverse effect on the Project, forward to Lender copies of all notices given or received by Borrower, promptly upon the giving or receipt of such notice, to or from: (1) any insurer, (2) the Contractor or any subcontractor or material supplier, or any of the design professionals with respect to the Project, (including notices relating to any nonconforming construction, any refusal or inability to pay or perform pursuant to the terms of any contract, lease or agreement or any delay, default, charge order or substitution), (3) any claim of default, or relating to any work stoppage, notice of violation or cease and desist order, strike, claim, litigation, damage, loss or any other materially adverse condition, circumstance or event and (4) in connection with any environmental matter under Paragraph 25 of the Mortgage.

         5.1.4. Payment of Debts, Taxes. Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon Borrower, its income or receipts, or any of its properties, including but not limited to the Project, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, unless the same shall be contested by Borrower in good faith by appropriate proceedings and Borrower shall have posted a bond or escrow with Lender equal to such contested amount.

         5.1.5. Compliance. Promptly and faithfully comply with, conform to and obey, all present and future Legal Requirements applicable to Borrower, the Land or the Project, all present and future requirements affecting title to the Project, the Loan Documents, all

Residential Living Agreements now or hereafter entered into from time to time, the Architect's Agreement, the Construction Contract, the agreements with design professionals, all subcontractors, and all other agreements and covenants to which Borrower is bound or subject which failure to comply, conform or obey would have a material adverse result on Borrower's business or properties or this Project. Borrower shall not agree to any material modification or termination of any of the foregoing documents without the prior approval of Lender in writing; provided, however, that Borrower shall be permitted without the prior written consent of the Lender to modify any Residential Living Agreement to the extent that the rates charged thereunder are not materially reduced.

         5.1.6. Subcontracts. Make available for inspection at all times by the Inspecting Architect/Engineer and Lender copies of all subcontracts and design professional agreements and furnish to the Inspecting Architect/Engineer and Lender, upon request, copies of the same.

         5.1.7. Prosecution and Completion of Construction.

         5.1.7.1. Continue construction of the Improvements after the date hereof and cause all work on the Project to proceed diligently and continuously, with sufficient workers employed and sufficient materials supplied for that purpose so that Completion of Construction is achieved no later than the Completion Date.

         5.1.7.2. Cause all construction work to be performed in strict conformity with the Plans and Specifications, the Legal Requirements, the requirements of fire underwriters, and with the requirements set forth herein and in the other Loan Documents.

         5.1.7.3. Cause all materials acquired or furnished in connection with the construction of the Improvements but not affixed or incorporated into the Project to be stored on the Land or at other locations approved by Lender in writing, in each case under adequate safeguards to minimize the possibility of loss, theft, damage or commingling with other materials or projects; provided that the foregoing shall not create any obligation on the part of Lender to advance funds in respect of such stored materials.

         5.1.7.4. By the Completion Date, deliver to Lender a permanent and unconditional certificate of occupancy for the Project or its equivalent issued by the appropriate Governmental Authority and confirming that construction of the Improvements has been completed in accordance with all applicable Legal Requirements.

         5.1.7.5. Notwithstanding the foregoing, in the event that construction is delayed at any time by changes ordered in the work (with the consent of Lender as set forth above), or by labor disputes, fire, unusually severe and adverse weather conditions, unavoidable casualties, or other causes beyond Borrower's control, then, upon Borrower's request in writing as set forth below, the Completion Date may be extended by Lender for such time, if any, as Lender in its sole discretion may determine is appropriate; provided, however, that notice of any event occasioning such a delay or request for extension of time, and setting forth an estimate by Borrower of the probable period of such delay, shall be made in writing to Lender not more than ten (10) days after the first commencement of the delay caused by such event; otherwise, Borrower shall have waived its right to request any such extension.

         5.1.8. Inspection; Repair. Provide adequate facilities at all times for inspection of the construction work, the Plans and Specifications and all shop and related drawings by Lender or its authorized representatives, and afford full and free access to the Land and the Improvements to such persons as may be designated from time to time by Lender. Within ten (10) days after receipt of written notice from Lender, Borrower shall proceed diligently to remove all fixtures, equipment and other materials which do not strictly conform to the Plans and Specifications, and immediately thereafter repair and replace all work and materials so removed or damaged thereby, in each case at Borrower's sole cost and expense and not from the proceeds of the Loan.

         5.1.9. Maintenance. Cause the Improvements to be kept in good condition and repair and maintain the same in a clean and orderly manner and operate the same properly, efficiently and in compliance with all Legal Requirements, except as would not have a material adverse effect on the Project.

         5.1.10. Authorized Persons. From time to time, at the request of Lender, certify to Lender the names, signatures, and positions of all persons authorized to make application for advances hereunder.

         5.1.11. Use of Proceeds. Use all funds borrowed hereunder solely for the payment of Direct Construction Costs, Other Project Costs and Working Capital Deficits in accordance with the terms of this Agreement, as itemized in the Construction Loan Budget, as such schedule may be amended from time to time with the prior written consent of Lender, and for no other purposes.

         5.1.12. Books and Records. Keep, or cause to be kept, in accordance with generally accepted accounting principles consistently applied, proper and complete books of record and account concerning the financial affairs of Borrower and the Project, and make such records available at the Project or in Borrower's offices at all reasonable times for inspection by Lender. Borrower agrees to maintain accounting records for the Improvements and the Project separate from any other accounting records which Borrower may maintain. Borrower agrees to maintain all such books and records for a period of two years after the repayment in full of the Loan.

         5.1.13. Financial Statements. So long as the Loan or any portion thereof remains outstanding, deliver or cause to be delivered to Lender the following: (a) as soon as available and in any event within forty-five (45) days after the end of each calendar quarter, unaudited financial statements of Borrower and of Guarantor for the calendar quarter then ended, prepared on a basis consistent with the annual statements, and certified by the managing member of Borrower and of Guarantor to be true and correct; and (b) as soon as available and in any event within ninety (90) days after the end of each calendar year of Borrower and of Guarantor, financial statements of Borrower and of Guarantor, prepared in accordance with generally accepted accounting principles, and including a balance sheet, a statement of income and expenses for the year then ended and which, at Lender's request, shall be reviewed by a nationally recognized certified public accounting firm or other independent certified public accounting firm acceptable to Lender.

         5.1.14. Change in Circumstance. Promptly notify Lender in writing of any change in any fact or circumstance represented or warranted by Borrower herein or in any other documents furnished to Lender in connection with this Agreement.

         5.1.15. Additional Instruments. Execute such additional instruments as may be requested by Lender in order to carry out the intent of this Agreement and to perfect or give further assurances of any of the rights granted or provided for hereunder or under any of the Loan Documents.

         5.1.16. Indemnification. Indemnify, defend and hold harmless Lender and its officers, directors, employees and agents from and against any and all liabilities, losses, claims, damages and expenses, including reasonable attorneys' fees and expenses, of any kind or nature directly or indirectly resulting from or arising out of the Loan, any of the Loan Documents or any act or omission to act by Lender or its officers, directors, employees or agents in connection therewith, including, without limitation, all claims for commissions to any broker or intermediary, disputes between or among Borrower, Contractor, Architect, any design professional, subcontractors, material suppliers, purchasers and tenants, unless caused by the gross negligence or willful malfeasance of Lender or by Lender's failure to perform its covenants under the Loan Documents.


         5.2. Negative Covenants. Borrower covenants and agrees that from the date hereof and for so long as this Agreement shall remain in effect or the Note shall remain outstanding, Borrower shall not:

         5.2.1. Amendment or Modification. Except as permitted by Sections 3.6. and 5.1.5. above, materially amend, vary, terminate or modify, or permit to be materially amended, varied, terminated or modified, or waive or permit waiver of compliance with any provisions or requirements of the Plans and Specifications, the Construction Loan Budget, the Construction Contract, any of the agreements with design professionals (including, without limitation, the Architect and the Interior Designer) or Contractors or Governmental Authorities or any agreement or contract assigned to Lender.

         5.2.2. Conveyance or Lease. Except for the execution of permitted Residential Living Agreements or other agreements entered into in the ordinary course of business or as otherwise may be expressly permitted in the Loan Documents (including assignments to Affiliates) sell, assign, transfer, convey, lease, or otherwise dispose of the Land or the Project, or any part thereof or interest or estate therein, either directly or indirectly by deed, merger, stock, partnership or membership interest transfer or liquidation, or otherwise permit ownership or control of the Land or the Project to be other than in Borrower as constituted as of the date hereof.

         5.2.3. Assignment. Assign this Agreement or any of the other Loan Documents except to an Affiliate.

         5.2.4. Encumbrances. Create by mortgage, pledge, assignment, security agreement or otherwise, or suffer to exist, any security interest, pledge, lien, charge or other encumbrance upon the Land or the Project or any portion thereof, except (1) the liens or security interests created pursuant to the Loan Documents, (2) liens for taxes not yet due and payable, (3) mechanics' or tax liens being contested by Borrower in appropriate proceedings with the approval of Lender, a bond or escrow having been posted with Lender for the full amount of such lien, (4) Residential Living Agreements with residents as contemplated and permitted hereby and (5) liens on the real property benefiting the Project.

         5.2.5. Governing Documents. Amend, or permit to be amended, Borrower's Certificate of Incorporation if such amendment would have a material adverse effect on Lender's rights under this Agreement or under any of the other Loan Documents.

         5.2.6. Modification of Residential Living Agreements. Charge any resident under a Residential Living Agreement materially less than the standard charge for the applicable unit in accordance with the Schedule of Charges attached hereto as Exhibit F, without, in each instance, obtaining Lender's prior written approval, which approval shall not be unreasonably withheld.


6.       EVENTS OF DEFAULT AND REMEDIES


         6.1. Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:

         6.1.1. The failure to complete the Improvements substantially in accordance with the Plans and Specifications, in the judgment of the Inspecting Architect/Engineer, on or before the Completion Date;

         6.1.2. The failure of Borrower to pay within seven (7) days of the date due any installment of principal and/or interest due under the Note, or any other monetary obligation under any of the Loan Documents;

         6.1.3. The failure of Borrower to perform any term, covenant or condition of this Agreement or of any other Loan Document (including, without limitation, the Mortgage) (other than defaults which are separately and expressly identified in this Section 6, which defaults shall not be included in the operation of this Section 6.1.3.) and the continuation of such default for more than thirty (30) days following the giving of notice of such default to Borrower; provided, however, that such default shall not be deemed to be an Event of Default if such default cannot reasonably be cured within such thirty
(30) day period, and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, and Borrower shall submit to Lender, within such thirty (30) day period, a detailed plan to cure such default satisfactory to Lender, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension (a) shall be for a period in excess of one hundred and twenty (120) days or (b) shall be construed as having the effect of extending the Completion Date. The rights to notice and a cure period granted herein shall not be cumulative with any other rights to notice or a cure period in any other Loan Document, any and all grace periods in any Loan Document shall run concurrently and not successively, and the giving of notice or a cure period pursuant to this paragraph shall satisfy any and all obligations of Lender to grant any such notice or cure period pursuant to any of the Loan Documents;

         6.1.4. Any representation or warranty of Borrower hereunder or under any of the other Loan Documents or other materials submitted to Lender in connection with the Loan shall have been untrue or incorrect in any material respect when made;

         6.1.5. The appearance on any survey required or requested by Lender pursuant to the provisions of this Agreement of any condition which materially and adversely affects the Property not approved by Lender, and failure to remove such condition after notice thereof by Lender to Borrower within thirty (30) days after such notice, or if Lender agrees (which agreement shall not be unreasonably withheld), such additional time as necessary to remove such condition;

         6.1.6. The failure to carry on construction of the Improvements with reasonable diligence, in the judgment of the Inspecting Architect/Engineer, or if the Inspecting Architect/Engineer becomes of the opinion that the Improvements cannot be completed by the Completion Date, unless such judgment or opinion is reasonably contested by Borrower and the Lender agrees to such contest, which agreement shall not be unreasonably withheld;

         6.1.7. (a) The commencement by Borrower or Guarantor of a voluntary case under any Chapter of the Bankruptcy Code (Title 11 of the United States
Code) as now or hereafter in effect, or the taking by Borrower or Guarantor of any equivalent or similar action by the filing of a petition or otherwise under any other federal or state law in effect at the time relating to bankruptcy or insolvency; (b) the filing of a petition against Borrower or Guarantor under any Chapter of the Bankruptcy Code (Title 11 of the United States Code) as now or hereafter in effect, or the filing of a petition seeking any such equivalent or similar relief against Borrower or Guarantor under any other federal or state law in effect at the time relating to bankruptcy or insolvency, and the failure of the Borrower or guarantor to obtain a dismissal of said petition within sixty
(60) consecutive days from the filing date of said petition; (c) the making by Borrower or Guarantor of a general assignment for the benefit of its or any of their creditors; (d) the appointment of a receiver, trustee, custodian or similar officer for Borrower or Guarantor or for the property of Borrower or Guarantor and the failure by Borrower or Guarantor to secure the discharge of such receiver, trustee, custodian or similar officer within ninety (90) consecutive days from the date of appointment; or (e) the admission in writing by Borrower or Guarantor of any inability to pay debts generally as they become due;

         6.1.8. Any permit (including, without limitation, the Building Permit), approval or agreement obtained from or issued by any Governmental Authority is withdrawn, canceled, terminated, or modified to the material detriment of Borrower or the Project, unless

Borrower reinstates and confirms in all respects the permit, approval, or agreement previously in effect within a period of ten (10) days thereafter;

         6.1.9. Any material breach of any environmental covenant, or if any representation or warranty herein or in any other Loan Document regarding environmental matters proves false in any material respect;

         6.1.10. The occurrence of a default under and as defined in any other Loan Document or a default by Borrower under any other Loan Document after the expiration of any applicable notice and/or grace periods;

         6.1.11. Any litigation or administrative proceeding shall commence involving Borrower, this Agreement, any other Loan Document, or Borrower's construction of the Improvements which, in Lender's sole judgment, has or may have a material and adverse effect on the ability of Borrower to perform any of its obligations under this Agreement or any other Loan Document, or to complete, or to operate and use, the Improvements, or any part thereof, for the purposes intended, or the value of the Collateral as security for the Note, and such litigation or proceeding shall not have been terminated or dismissed or stayed within sixty (60) days after the commencement thereof;

         6.1.12 The creation or sufferance of any lien, mortgage, pledge or other encumbrance on the Collateral (or any portion thereof), other than the Permitted Exceptions or as otherwise expressly permitted under Section 5.2.5;

         6.1.13. The occurrence of any Event of Default under and as defined in the Guaranty; or

         6.1.14. Any sale, assignment or transfer of the Collateral (or any portion thereof) except in the ordinary course of business.

6.2.     Remedies.
  Upon the occurrence of any Event of Default, Lender, in addition to any other rights or remedies available at law or in equity, or under any of the other Loan Documents, may exercise any or all of the following rights and remedies as it, in its sole discretion, deems necessary or desirable:

         6.2.1. Declare immediately due and payable, without further notice or demand, all monies advanced under this Agreement, the Note, the Mortgage or any of the Loan Documents which are then unpaid, together with all interest then accrued thereon and all other amounts then owing (including, without limitation, the prepayment fee provided for under Section 3.3 of the Note), and exercise all rights and remedies available under the Note, Mortgage and any of the other Loan Documents at law, in equity or otherwise;

         6.2.2. Enter upon the Land and take possession of the Land, Improvements and Project, either in the course of construction or completed, and all materials, supplies, tools, equipment and construction facilities and appliances located thereon, and proceed either in the name of Lender or in the name of Borrower, as the attorney-in-fact of Borrower (which authority is hereby granted by Borrower, is coupled with an interest, and is irrevocable), as Lender shall elect, to complete the Improvements at the cost and expense of Borrower, pursuant to advances made on behalf of Borrower hereunder or otherwise. If Lender elects to complete or cause the Improvements to be so completed, it shall do so substantially in accordance with such changes, alterations or modifications in and to the Plans and Specifications as Lender shall reasonably deem expedient or necessary, and Lender may enforce or cancel all contracts entered into by Borrower or make other contracts which are in Lender's sole opinion advisable, and Borrower shall be liable to pay Lender upon demand any amount or amounts expended by Lender for such performance, together with any costs, charges, or expenses incident thereto or otherwise incurred or expended by Lender or its representatives on behalf of Borrower in connection with the Improvements, and the amounts so expended shall be considered part of the Loan evidenced by the Note and secured by the Mortgage and the Assignments, and shall bear interest at the Default Rate specified in the Note to be payable by Borrower on such indebtedness;

         6.2.3. Terminate Lender's obligations under this Agreement, including the obligation to make further advances (including advances requested prior to such termination but not actually made at the time such termination occurs); and

         6.2.4. Institute appropriate proceedings for injunctive relief (including specific performance of the obligations of Borrower hereunder and under the other Loan Documents).


         6.3. Remedies Cumulative; Waivers. All of the remedies herein given to Lender or otherwise available at law or in equity to Lender shall be cumulative and may be exercised separately, successively or concurrently. Failure to exercise any one of the remedies herein provided shall not constitute a waiver thereof by Lender, nor shall the use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies vested in Lender by the Loan Documents or at law or in equity. To be effective, any waiver by Lender must be in writing, and such waiver shall be limited in its effect to the condition or default specified therein, and no such waiver shall extend to any subsequent condition or default. No grace period, qualification or condition stated with respect to any Event of Default shall modify or extend, or will be construed as an undertaking by Lender to modify or extend, the Completion Date, which Completion Date remains always of the essence in this Agreement.


7.       INSURANCE


         7.1. Coverage. Borrower shall, from and after the date hereof and at all times while this Agreement is in effect or the Note remains outstanding, maintain at Borrower's expense insurance in amounts, with deductibles, with companies reasonably satisfactory to Lender, and having such other terms and provisions, all as described below or in Paragraph 5 of the Mortgage.


         7.2. Certificates; Notices.

         7.2.1. Borrower shall furnish to Lender duplicate copies of policies of insurance or certificates of Borrower's insurance agent certifying to the insurance required and including photocopies of all policies certified by such agent to be correct, complete and current, as Lender may request (i) on or before the Closing Date, (ii) upon the renewal or replacement of existing coverage or the obtaining of additional coverage, and (iii) at any other time upon the request of Lender.

         7.2.2. Each insurance policy of Borrower shall name Lender as an additional insured party and shall provide that all proceeds payable thereunder shall be paid to Lender as loss payee or trustee for the beneficial owners thereof. All policies shall be issued by companies acceptable to Lender and having a Standard & Poors financial rating of AA or better and a size class rating of XII or larger.

         7.2.3. Each insurance policy of Borrower shall be on a non-reporting and non-contributing form basis and shall contain a provision (i) requiring the insurer to notify Lender, in writing and at least thirty (30) days in advance, of any cancellation or material change in the policy, and (ii) stating that any loss otherwise payable thereunder shall be payable notwithstanding any act or neglect of the insureds and notwithstanding (a) the occupation or use of the Project for purposes more hazardous than permitted by the terms of such policy,
(b) any change in title to or ownership of the Project, or (c) any provision of the policy relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Project against the peril involved, whether or not collectible. The amount of insurance in all cases shall be sufficient to prevent any co-insurance contribution on any loss. Upon completion of construction of the Improvements and prior to any occupancy, the builder's risk policy shall be replaced by a policy of extended coverage fire insurance, and the Borrower shall also deliver to the Lender a rental curtailment or interruption insurance policy in the amount reasonably satisfactory to Lender.

         7.2.4. Each insurance policy of any of the design professionals required pursuant to Section 7.3. hereof, or of the Contractor required pursuant to Section 7.4. hereof, shall contain a provision requiring the insurer to notify Lender in writing at least thirty (30) days in advance of any cancellation or material change in the policy.


         7.3. Liability Insurance of Design Professionals. Borrower shall require all of the design professionals under a direct agreement with Borrower to procure and maintain professional liability insurance for claims arising out of the performance by each such design professional of professional services in connection with the Project. Such professional liability insurance shall provide for coverage in such amounts, with such deductible provisions, and for such periods of time as are reasonably satisfactory to Lender.


         7.4. Contractor's Insurance. Borrower shall require the Contractor to procure and maintain the insurance coverages described in Paragraphs 5.1.1. and
5.1.3. of the Mortgage with insurance companies reasonably acceptable to Lender.

8.       MISCELLANEOUS

         8.1. Lender's Discretion. If any condition of this Agreement requires the submission of evidence of the existence or non-existence of a specified fact or facts, or implies as a condition the existence or non-existence of such fact or facts, Lender will, at all times, be free independently to establish to its reasonable satisfaction and in its reasonable discretion such existence or nonexistence. Where any matter herein requires the approval or consent of the Lender, the giving or refusal to give such approval or consent shall be within Lender's reasonable discretion, except as may be expressly stated otherwise. Any waiver of any condition in connection with an advance by Lender, on any one or more occasions, shall not constitute or be deemed to constitute a waiver of any such other condition for that or for any other advance, and Lender may strictly enforce all conditions hereof with respect to any advance.


         8.2. No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any purchaser, materialman, contractor, subcontractor, laborer or other person for goods or materials supplied or work or labor furnished or services rendered in connection with the construction of the Improvements, or for debts or claims accruing to any such persons against Borrower. Lender shall not be liable for the manner in which any advance may be applied by Borrower. Notwithstanding anything contained herein, in the Note or in any other Loan Document, or any conduct or course of conduct by either or both of Borrower and Lender, before or after the execution of this Agreement, this Agreement shall not be construed as creating any right, claim or cause of action against Lender or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, design professional, supplier of labor or materials, or any of their respective creditors, or any other person other than Borrower. Without limiting the generality of the foregoing, advances made to any contractor, subcontractor, design professional, supplier of labor or materials or other creditor of Borrower, whether or not such advances are approved by Lender, shall not be deemed a recognition by Lender of third party beneficiary status of any such person. No part of the Loan will be at any time subject, or liable to attachment or levy at the suit of any creditor of Borrower, or at the suit of any contractor, subcontractor or material supplier, or any of their creditors, and regardless of any other term, condition or provision hereof, no such third party will have any status, right or entitlement hereunder.


         8.3. No Joint Venture. Nothing contained in this Agreement or the other Loan Documents shall create a partnership or joint venture or principal-agent relationship between Borrower and Lender or between Lender and any other party, or cause Lender to be liable in any way for the debts or obligations of Borrower or any other party.


         8.4. Reliance on Representations and Warranties. Lender shall be entitled to rely upon the representations and warranties of Borrower set forth in any of the Loan Documents without any investigation by Lender and notwithstanding any investigation conducted by Lender or on its behalf before or after the date hereof.

                  8.5.     Assignment; Further Assurances.

         8.5.1. The rights of Borrower hereunder shall not be assignable in any respect without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole discretion; provided, however, that Borrower shall be entitled to assign its rights hereunder to an Affiliate of the Borrower upon written notice to Lender. If such assignment hereof is made by Borrower pursuant to this Section 8.5.1., Lender shall be entitled to make advances to such assignee and such advances shall be secured by the Mortgage and the Assignments. In any case, Borrower shall remain liable for repayment of all sums advanced hereunder before and after such assignment.

         8.5.2. Without Borrower's consent or approval, this Agreement, the Note and any of the other Loan Documents may be endorsed, assigned or transferred in whole or in part by Lender, and interests in the Loan may be participated by Lender and any such holder, assignee or participant thereof shall succeed to and be possessed of the rights of Lender under all of the Loan Documents to the extent so endorsed, transferred, participated or assigned.

         8.5.3. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns.

         8.5.4. Borrower shall execute and deliver to Lender such documents, instruments, certificates, assignments and other writings and do such other acts as may be necessary (a) to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, and/or (b) to further and more effectively carry out the intents and purposes of this Agreement and the other Loan Documents, as Lender may require from time to time, in Lender's discretion.


         8.6. Notices. All notices, approvals, consents requests, demands and other communications with, to, from or upon the respective parties hereto shall be in writing and shall be hand delivered or sent by guaranteed overnight delivery service or by registered mail, return receipt requested, postage prepaid, addressed as follows:

                           8.6.1.   If to Lender:

                                    ElderTrust Operating Limited Partnership
                                    415 McFarlan Road
                                    Suite 202
                                    Kennett Square, PA  19348

                                    With a required copy (which shall not
                                    constitute notice) to the following, but only in connection with defaults hereunder:

                                    Hogan & Hartson L.L.P.
                                    555 Thirteenth Street, N.W.
                                    Washington, D.C. 20004


                           8.6.2.   If to Borrower:

                                    ----------------------------------

                                    ----------------------------------

                                    ----------------------------------

                                    ----------------------------------




                                    With a required copy (which shall not
                                    constitute notice) to the following, but only in connection with defaults hereunder:

                                    ----------------------------------

                                    ----------------------------------

                                    ----------------------------------

                                    ----------------------------------

or to such other address as either party may designate from time to time by notice to the other in the manner set forth herein. All such communications shall be deemed to be given (i) if hand delivered or sent by guaranteed overnight delivery service, on the day received, or (ii) if mailed, on the second business day following deposit thereof in the U.S. Mail.

         8.7. Table of Contents; Headings. The table of contents preceding this Agreement and the headings preceding the text of the paragraphs of this Agreement are used solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.


         8.8. Time of the Essence. All dates and times for performance set forth herein or in any of the other Loan Documents (whether or not elsewhere so stated) are of the essence.


         8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed all original, but all of which together shall constitute one and the same instrument.


         8.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the _________________________________, but not including the choice of law provisions thereof.


         8.11. Severability. Any provision in any of the Loan Documents that is unenforceable or invalid in any jurisdiction shall, as to such jurisdiction, be ineffective, but only to the extent of such unenforceability or invalidity of and without affecting the remaining provisions thereof or affecting the operation, enforceability or validity of such provision in any other jurisdiction.

         8.12. JURISDICTION; WAIVER OF JURY TRIAL. BORROWER HEREBY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE COURTS OF THE ______________________________________________ AND THE UNITED STATES DISTRICT
COURT FOR ________________________________________ IN ANY AND ALL ACTIONS OR
PROCEEDINGS ARISING HEREUNDER OR PURSUANT HERETO, AND IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS AS BORROWER MAY DIRECT BY NOTICE TO LENDER. BORROWER IRREVOCABLY AS AN INDEPENDENT COVENANT WAIVES A JURY TRIAL AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND LENDER, WHETHER HEREUNDER OR OTHERWISE.


         8.13. Survival. All agreements, representations and warranties made in this Agreement shall survive the making of each advance hereunder and shall remain in full force and effect until the entire unpaid principal amount of the Loan, together with accrued but unpaid interest thereon and all other amounts due and payable by Borrower to Lender have been paid in full.


         8.14. Controlling Document; Amendment. The provisions of this Agreement (including the exhibits attached hereto) shall be deemed complementary to the provisions of the other Loan Documents, but in the event of conflict, the provisions hereof shall be deemed to modify and supersede the conflicting provisions in such other Loan Documents and to control to the extent enforceable under applicable law. Neither this Agreement nor any of the other Loan Documents may be modified or amended except by a written agreement executed by the party against whom enforcement thereof is sought.


         8.15. Extension of Maturity Date. Subject to the terms and conditions of this Section 8.15., Borrower shall have the right to request an extension of the Maturity Date for up to two (2) additional twelve (12) month periods. Borrower's request to extend the Maturity Date for each of such twelve (12) month periods shall be approved by Lender provided each of the following conditions precedent to each such extension shall have been satisfied to the sole satisfaction of Lender: (i) Borrower's written request to extend the Maturity Date shall have been received by Lender no later than 60 days prior to the Maturity Date; (ii) the Improvements shall have been completed in strict accordance with the terms of this Agreement no later than the Completion Date;
(iii) each of the conditions set forth in Section 3.4. of this Agreement shall have been satisfied; (iv) no Event of Default shall exist under this Agreement or any other Loan Document and no event shall exist which with the passage of time or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document; and (v) Borrower shall have paid Lender an extension fee equal to ____________________ percent (______%) of the original principal amount of the Loan (the "Extension Fee"). In connection with any such extension permitted under this Section 8.15., the interest rate under the Note shall be revised to equal the Three Year Treasury Rate (as defined in the Note) on the date immediately preceding the applicable extension period, plus _____________________________
percent (_____%). In the event the Maturity Date is not extended in accordance with the terms of this Section 8.15., the Maturity Date shall remain [three years from date of closing].


         8.16. Modification of Documents. In connection with any extension of the Maturity Date in accordance with Section 8.15., Borrower shall simultaneously execute and deliver (or cause to be executed and delivered by the relevant party) such modifications and amendments to the Loan Documents, opinions of counsel and "bringdowns" and endorsements to Lender's policy of title insurance as Lender may request in its sole discretion.


         8.17. Reimbursement of Expenses. Borrower shall reimburse Lender for all reasonable costs and expenses incurred by Lender after the closing date in connection with the construction, inspection and financing of the Project and the administration of the Loan, including, without limitation, the reasonable fees and expenses (including travel, lodging and similar expenses) of architects, designers, surveyors, title insurers and counsel. The obligations of Borrower under this Section 8.17. shall survive the termination of this Agreement and the payment of the Note.

                  IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the day and year set forth on the first page hereof.

                                      BORROWER


                                      -----------------------------


                                      By:
                                         ----------------------------------
                                          Name:
                                          Title:


                                      LENDER

                                      ELDERTRUST OPERATING LIMITED PARTNERSHIP
                                      By:  ElderTrust, General Partner


                                      By:
                                         ----------------------------------
                                          Name:
                                          Title:

                                EXHIBIT SCHEDULE

                               CONSTRUCTION LOANS


-- ------------------ ------------ ----------------------- -------------------------- --------------------- --------------------
   Borrower           Loan Amount  Mandatory Initial Draw  Interest Rate              Extension Rights      Management Agreement
   --------           -----------  ----------------------  -------------              ----------------      --------------------
1. The Oaks (Genesis) $5,380,000   $1,500,000              Fixed at 350 basis points  Rights to 2 one-year  None
                                                           over 3-year Treasury Bills extensions
                                                           as of closing date
-- ------------------ ------------ ----------------------- -------------------------- --------------------- --------------------
